UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2014, Spectrum Pharmaceuticals, Inc. (the “Company”) appointed Joseph Turgeon, age 56, as its President and Chief Operating Officer. Mr. Turgeon will have global responsibility for leading Commercial Operations, Medical and Clinical Development and Pharmaceutical Operations. In this capacity, Mr. Turgeon will report directly to Dr. Rajesh C. Shrotriya, the Chief Executive Officer and Chairman of the Board of Directors of the Company.

Mr. Turgeon has more than thirty years of experience in the bio-pharmaceutical industry. He has served as the Company’s Senior Vice President and Chief Commercial Officer since October 2012. Prior to joining the Company, Mr. Turgeon spent twenty-two years at Amgen Inc. as Vice President, Sales where he built and led the sales organization across multiple areas, including oncology, inflammation and bone health. Mr. Turgeon was responsible for launching most of the drugs and their dramatic growth at Amgen. At the Company, he has built a world class sales organization that has increased efficiency and visibility. He was also instrumental in the launch of Marqibo® last year. Mr. Turgeon holds a B.S. from Jacksonville University where he studied microbiology and economics.

In connection with his new position, Mr. Turgeon will receive an annual base salary of $550,000 and will be eligible for a bonus, including cash and equity depending on the achievement of certain Company and individual performance. In addition, Mr. Turgeon is being granted 120,000 shares of restricted stock pursuant to the Company’s 2009 Incentive Award Plan. The restricted stock will vest as to 25% of the shares on the first anniversary of the date of grant, and the balance of the shares will vest in three equal installments on each anniversary of the date of grant assuming Mr. Turgeon continues to provide services to the Company.

On April 17, 2014, Ken Keller resigned from his position as Executive Vice President and Chief Operating Officer of the Company in order to assume the role of Chief Executive Officer of an organization on the east coast. Mr. Keller will continue to be employed by the Company through April 28, 2014 in order to assist with the transition. Mr. Keller’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

Effective April 17, 2014, Tom Riga, currently the Vice President, Corporate Accounts of the Company, is promoted to the position of Senior Vice President and Chief Commercial Officer. In this capacity, Mr. Riga will report directly to Mr. Turgeon. Mr. Riga joined Spectrum in July 2013 and brings over 15 years of pharmaceutical sales and management experience in various positions at Amgen, Eli Lilly and Dendreon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Kurt A. Gustafson Kurt A. Gustafson Executive Vice President and Chief Financial Officer